UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreements

On June 6, 2018, NiSource Inc. (the “Company”) entered into a Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and MUFG Securities Americas Inc., as representatives (the “Preferred Stock Representatives”) of the several initial purchasers listed on Schedule 1 thereto (the several initial purchasers are referred to herein as the “Initial Preferred Stock Purchasers”), pursuant to which the Initial Preferred Stock Purchasers agreed to purchase 400,000 shares of 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share, of the Company (the “Series A Preferred Stock”) with an aggregate liquidation preference of $400,000,000 (the “Preferred Stock Private Placement”). A summary of the rights, preferences and privileges of the Series A Preferred Stock is set forth under Item 5.03 below. The Preferred Stock Private Placement resulted in approximately $394.0 million of net proceeds (after deducting commissions and the Company’s expenses). The Company used a portion of the net proceeds from the Preferred Stock Private Placement to pay a portion of the consideration for notes tendered pursuant to the Company’s previously announced cash tender offer to purchase any and all of the Company’s outstanding 6.80% Notes due 2019, 5.45% Notes due 2020 and 6.125% Notes due 2022 (collectively, the “Tender Offer Notes”) and to pay related fees and expenses. The Company intends to redeem the remaining outstanding Tender Offer Notes in accordance with their terms and expects to use the balance of the net proceeds to pay a portion of the redemption price. The foregoing description of the Preferred Stock Purchase Agreement is qualified in its entirety by reference to the terms of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 11, 2018, the Company closed the Preferred Stock Private Placement.

On June 6, 2018, the Company entered into a separate Purchase Agreement (the “Note Purchase Agreement” and, together with the Preferred Stock Purchase Agreement, the “Purchase Agreements”) with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and MUFG Securities Americas Inc., as representatives (the “Note Representatives”) of the several initial purchasers listed on Schedule 1 thereto (the several initial purchasers are referred to herein as the “Initial Note Purchasers” and together with the Initial Preferred Stock Purchasers, the “Initial Purchasers”) pursuant to which the Initial Note Purchasers agreed to purchase $350,000,000 of the 3.650% Senior Notes due 2023 (the “Notes”) of the Company (the “Note Private Placement”, and together with the Preferred Stock Private Placement, the “Private Placements”). The Note Private Placement resulted in approximately $346.6 million of net proceeds (after deducting commissions and the Company’s expenses). The Company intends to use the net proceeds from the Note Private Placement to pay a portion of the redemption price for the Tender Offer Notes. The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the terms of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 11, 2018, the Company closed the Note Private Placement.

The Notes were issued pursuant to an Indenture dated as of November 14, 2000 among the Company, NiSource Finance Corp., the Company’s former wholly-owned subsidiary, and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee, as supplemented by the First Supplemental Indenture, dated as of November 14, 2000, the Second Supplemental Indenture, dated as of November 30, 2017, and the Third Supplemental Indenture, dated as of June 11, 2018 (the “Third Supplemental Indenture”). A copy of the Third Supplemental Indenture, which includes the form of the Notes, is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Private Placements were made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In determining that the Private Placements qualified for this exemption, the Company relied on, among other things, the following facts: (i) all of the Initial Purchasers in the Private Placements were accredited investors or qualified institutional buyers, (ii) the Company did not use any form of general solicitation or advertising to offer the Notes or the Preferred Stock and (iii) each of the Initial Purchasers represented that it was purchasing the Notes or the Preferred Stock, as applicable, for investment purposes.

Registration Rights Agreements

In connection with the closing of the Preferred Stock Private Placement, the Company and the Preferred Stock Representatives entered into a Registration Rights Agreement, dated as of June 11, 2018 (the “Preferred Stock Registration Rights Agreement”). Pursuant to the Preferred Stock Registration Rights Agreement, the Company has agreed (i) to file with the Securities and Exchange Commission (the “Commission”) a registration statement enabling holders to exchange their unregistered shares of Series A Preferred Stock for publicly registered shares with substantially identical terms; (ii) to use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after its filing; (iii) to use its commercially reasonable efforts to effect an exchange offer of the shares of Series A Preferred Stock for registered shares within 270 days after the issue date of the Series A Preferred Stock; and (iv) to file a shelf registration statement for the resale of the Series A Preferred Stock if the Company cannot effect the exchange offer within the time periods listed and in other circumstances described within the Preferred Stock Registration Rights Agreement. The foregoing description of the Preferred Stock Registration Rights Agreement is qualified in its entirety by reference to the terms of such agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the closing of the Note Private Placement, the Company and the Note Representatives entered into a Registration Rights Agreement, dated as of June 11, 2018 (the “Note Registration Rights Agreement”). Pursuant to the Note Registration Rights Agreement, the Company has agreed (i) to file with the Commission a registration statement enabling holders to exchange their unregistered Notes for publicly registered notes with substantially identical terms; (ii) to use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after its filing; (iii) to use its commercially reasonable efforts to effect an exchange offer of the shares of the Notes for registered notes within 270 days after the issue date of the Notes; and (iv) to file a shelf registration statement for the resale of the Notes if the Company cannot effect the exchange offer within the time periods listed and in other circumstances described within the Note Registration Rights Agreement. The foregoing description of the Note Registration Rights Agreement is qualified in its entirety by reference to the terms of such agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Notes and the Note Purchase Agreement is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Preferred Stock and the Preferred Stock Purchase Agreement is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

Upon issuance of the Series A Preferred Stock, on June 11, 2018, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any shares of the Company that rank junior to, or on parity with, the Series A Preferred Stock is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series A Preferred Stock for the last preceding dividend period. The terms of the Series A Preferred Stock, including such restrictions, are more fully described in the Certificate of Designations (as defined in Item 5.03 below), for the Series A Preferred Stock, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, the information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2018, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations, and relative rights of the Series A Preferred Stock.

The Series A Preferred Stock ranks senior to the Company’s common stock and to any other class or series of equity securities established after the original issue date of the Series A Preferred Stock that is not expressly made senior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation event. The Series A Preferred Stock ranks on a parity with any class or series of equity securities established after the original issue date of the Series A Preferred Stock that is not expressly made senior or subordinated to the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation event. The Series A Preferred Stock ranks junior to any class or series of equity securities established after the original issue date of the Series A Preferred Stock that is expressly made senior to the Series A Preferred Stock as to the payment of dividends and amounts payable on a liquidation event and junior to all of the Company’s existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against the Company.

Dividends on the Series A Preferred Stock accrue and are cumulative from the date that the Series A Preferred Stock were originally issued and are payable on each Dividend Payment Date (as defined below) when, as and if declared by the Company’s Board of Directors (the “Board”) out of legally available funds for such purpose. If declared by the Board, dividends will be paid semi-annually in arrears on the 15th day of June and December (each, a “Dividend Payment Date”) to holders of record as of the close of business on the 15th Business Day (as defined in the Certificate of Designations) preceding the applicable Dividend Payment Date, or such other record date not exceeding 30 calendar days before the applicable Dividend Payment Date as shall be fixed for that purpose by the Board (or a duly authorized committee of the Board), subject to certain limitations. A pro-rated initial dividend on the Series A Preferred Stock offered hereby will be payable on December 15, 2018 in an amount equal to approximately $28.88 per share.

The initial dividend rate for the Series A Preferred Stock from and including the date of original issue to, but not including, June 15, 2023 is 5.650% per annum of the $1,000 liquidation preference per share (equal to $56.50 per share per annum). On and after June 15, 2023, dividends on the Series A Preferred Stock will accumulate for each Reset Period (as defined in the Certificate of Designations) at a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate (as defined in the Certificate of Designations) plus (i) in respect of each Reset Period commencing on or after June 15, 2023 but before June 15, 2043, a spread of 2.843% (the “Initial Margin”), and (ii) in respect of each Reset Period commencing on or after June 15, 2043, the Initial Margin plus 1.000%.

The Series A Preferred Stock does not have a stated maturity and is not subject to mandatory redemption or any sinking fund. The Series A Preferred Stock will remain outstanding indefinitely unless repurchased or redeemed by the Company. The Series A Preferred Stock may be redeemed by the Company at its option on June 15, 2023, or on each date falling on the fifth anniversary thereafter, or in connection with a Ratings Event (as defined herein). At any time within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Ratings Event, the Company may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price in cash per share equal to $1,020 (102% of the liquidation preference of $1,000 per share) plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of the Company’s outstanding indebtedness.

“Ratings Event” means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that publishes a rating for the Company to its equity credit criteria for securities such as the Series A Preferred Stock, as such criteria are in effect as of the original issue date of the Series A Preferred Stock (the “current criteria”), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series A Preferred Stock, or (ii) a lower equity credit being given to the Series A Preferred Stock than the equity credit that would have been assigned to the Series A Preferred Stock by such rating organization pursuant to its current criteria.

Holders of Series A Preferred Stock generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to the Company’s certificate of incorporation that would have a material adverse effect on the existing preferences, rights, powers or duties of the Series A Preferred Stock, (ii) the creation or issuance of any security ranking on a parity with the Series A Preferred Stock if the cumulative dividends payable on then outstanding Series A Preferred Stock are in arrears, or (iii) the creation or issuance of any security ranking senior to the Series A Preferred Stock.

The Certificate of Designations became effective upon filing, and a copy is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 11, 2018, the Company issued (1) a press release announcing the closing of the Note Private Placement and the Preferred Stock Private Placement and (2) a press release announcing the pricing of the Tender Offer. Copies of these press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

On June 12, 2018, the Company issued a press release announcing the expiration and results of the Tender Offer. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 (including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit	Description

3.1	Certificate of Designations of 5.65% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

4.1	Third Supplemental Indenture, dated as of June 11, 2018, by and between NiSource Inc. and The Bank of New York Mellon, as trustee (including form of 3.650% Notes due 2023)

10.1	Purchase Agreement, dated as of June 6, 2018, by and among NiSource Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives, relating to the 5.650% Series A Preferred Stock

10.2	Purchase Agreement, dated as of June 6, 2018, by and among NiSource Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives, relating to the 3.650% Notes due 2023

10.3	Registration Rights Agreement, dated as of June 11, 2018, by and among NiSource Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives, relating to the 5.650% Series A Preferred Stock

10.4	Registration Rights Agreement, dated as of June 11, 2018, by and among NiSource Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives, relating to the 3.650% Notes due 2023

99.1	Press Release, dated June 11, 2018

99.2	Press Release, dated June 11, 2018

99.3	Press Release, dated June 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: June 12, 2018	By:	/s/ Shawn Anderson
Vice President, Treasurer and Chief Risk Officer